                                                               EXHIBIT 27(e)(10)

================================================================================
Minnesota Life                                                  SIMPLIFIED ISSUE
                                                    PROPOSED INSURED INFORMATION

----------------------------------------------------------------------------------------------------------------------
Minnesota Life Insurance Company . Individual Policy Issues . 400 Robert Street North . St. Paul, Minnesota 55101-2098
----------------------------------------------------------------------------------------------------------------------

I,__________________________________________give consent to authorize and allow,
       (FULL NAME OF PROPOSED INSURED)
______________________________________________the authority to purchase life
           (FULL NAME OF OWNER)
insurance coverage on my life, and to make any future change in the amount of insurance on my life that may be requested in writing by the owner. I acknowledge that I will not receive any death benefit proceeds from this policy. I also acknowledge this coverage may continue after I no longer have an association with the owner.

PROPOSED INSURED INFORMATION
--------------------------------------------------------------------------------
NAME                                                                      GENDER
--------------------------------------------------------------------------------
DATE OF BIRTH               BIRTHPLACE
(Month, Day, Year)

--------------------------------------------------------------------------------
SOCIAL SECURITY NUMBER      DRIVER'S LICENSE NUMBER    BUSINESS TELEPHONE NUMBER

--------------------------------------------------------------------------------
ADDRESS 1
--------------------------------------------------------------------------------
ADDRESS 2
--------------------------------------------------------------------------------
CITY                                                   STATE        ZIP CODE
--------------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION

1.   Are you performing all the duties of your normal occupation on a full-time basis (at least 30 hours per week) at your
     customary place of employment?                               [_] Yes [_] No

     If no, please provide details:_____________________________

     ___________________________________________________________

2.   Within the past 90 days, have you been hospitalized or
     absent from work due to illness or injury for any period of
     5 consecutive days?                                          [_] Yes [_] No

     If yes, please provide details:____________________________

     ___________________________________________________________________________

3.   Have you ever used tobacco or any other nicotine products?   [_] Yes [_] No
     If yes, please indicate:

     Date of last use:__________________________________________________________

     Frequency of use:__________________________________________________________

     Type of product(s) used:___________________________________________________

                                                                 Minnesota Life
F.58243 9-2002                            Booklet # ____________________________

--------------------------------------------------------------------------------
PROPOSED INSURED NAME (Last, First, Middle Name)

--------------------------------------------------------------------------------

PROPOSED INSURED MEDICAL INFORMATION

Note: If asked to complete the expanded non-medical application, do not complete questions 1, 2, 3 and 4 below.

1.   Height: __________

2.   Weight: __________  Change in past year: LBS:_________  [_] Gain [_] Loss

     CAUSE OF WEIGHT GAIN OR LOSS:______________________________________________

     ___________________________________________________________________________

3.   Have you been prescribed any medications and/or taken any
     prescription medications within the past 5 years?            [_] Yes [_] No

4.   In the past 10 years, have you ever had or been treated for:

     a.   Disorder of heart, lungs, kidneys, or blood vessels;
          tumor or cancer; diabetes, elevated blood pressure;
          blood or nervous disorder; disorder of the stomach,
          intestine or liver, alcohol or drug abuse?              [_] Yes [_] No

     b.   Any immune deficiency disorder including Acquired
          Immunodeficiency Syndrome (AIDS) or AIDS - Related
          Complex (ARC); or had a blood test showing evidence of
          antibodies to the AIDS (HIV) virus?                     [_] Yes [_] No

Give full details of all yes answers below, including doctor's names and dates.

                                                                F.58243-2 9-2002
                                          Booklet # ____________________________

--------------------------------------------------------------------------------
PROPOSED INSURED NAME (Last, First, Middle Name)

--------------------------------------------------------------------------------

Agreements/Certification: I have read or had read to me the statements and answers recorded on the Proposed Insured Information of my application. They are given to obtain this insurance and are to the best of my knowledge and belief, true and complete and correctly recorded. I understand that any false statement or misrepresentation on this application may result in loss of coverage under this policy subject to the Time Limit on Certain Defenses, incontestability provision, and legal proceedings. I agree that they will become part of this application and any policy issued on it. The insurance applied for will not take effect unless the policy is issued and delivered and the full first premium is paid while the health of the Proposed Insured remains as stated in this application. If such conditions are met the insurance will take effect as of the Policy Date specified in the policy; the only exception to this is provided in the Receipt and Temporary Life Insurance Agreement, issued if the premium is paid in advance. No deposit has been made nor any premium paid on the policy applied for either in cash or by extension of credit, except as stated on this application.

Authorization: I authorize any physician, medical practitioner, hospital, clinic or other health care provider, insurance or reinsuring company, consumer reporting agency, the Medical Information Bureau, Inc. (MIB), or employer which has any records or knowledge of the physical or mental health of me, to give all such information and any other nonmedical information to Minnesota Life or its reinsurers. This shall include All INFORMATION as to any medical history, consultations, diagnosis, prognoses, prescriptions or treatments and tests, including information regarding alcohol or drug abuse, sickle cell disease and AIDS or AIDS - related conditions. To facilitate rapid submission of such information, I authorize all said sources, except MIB, to give such records or knowledge to any agency employed by Minnesota Life to collect and transmit such information.

I understand this information is to be used for the purpose of determining eligibility for insurance and may be used for determining eligibility for benefits. I understand this information may be made available to Underwriting, Claims and Support staff of Minnesota Life. I authorize Minnesota Life or its reinsurers to release any such information to reinsuring companies, the MIB, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may further authorize.

I agree this authorization shall be valid for twenty-four months from the date it is signed. I may revoke this authorization at any time by sending a written request addressed to the Individual Underwriting Department, Minnesota Life Insurance Company, 400 Robert Street North, St. Paul, MN 55101-2098.

I understand that I have the right to request and receive a copy of this authorization and that a photocopy of this authorization shall be as valid as the original. I acknowledge that I have been given the Minnesota Life Consumer Privacy Notice. (Notice Regarding Consumer Reports and Notice Regarding Medical Information Bureau, Inc.)

FRAUD WARNING: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

I have read the statements and answers recorded on this Proposed Insured Information; they are to the best of my knowledge and belief true, complete, and correctly recorded. I agree they will become a part of this application and any policy issued on it.

--------------------------------------------------------------------------------
PROPOSED INSURED SIGNATURE
X
--------------------------------------------------------------------------------
WITNESS
X
--------------------------------------------------------------------------------
DATE SIGNED                          CITY                                  STATE

--------------------------------------------------------------------------------

                                                                F.58243-3 9-2002
                                          Booklet # ____________________________